APPENDIX A

                          TO THE HERITAGE MUTUAL FUNDS
                  MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3


Heritage Cash Trust:
      Money Market Fund -- Class A, Class B and Class C shares
      Municipal Money Market Fund -- Class A shares

Heritage Capital Appreciation Trust -- Class A, Class B and Class C shares

Heritage Income-Growth Trust -- Class A, Class B and Class C shares

Heritage Income Trust:
      High Yield Bond Fund -- Class A, Class B and Class C shares Intermediate Government Fund -- Class A, Class B and Class C shares

Heritage Series Trust:
      Small Cap Stock Fund -- Class A, Class B and Class C shares
      Value Equity Fund -- Class A, Class B and Class C shares
      Growth Equity Fund -- Class A, Class B and  Class C shares
      Mid Cap Growth Fund -- Class A, Class B and Class C shares
      Aggressive Growth Fund -- Class A, Class B and Class C shares
      Eagle  International  Equity  Portfolio  -- Class A,  Class B, Class C and
         Eagle Class shares





Dated:      January 2, 1998, as amended on July 27, 1998